UNITED STATES
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VERICHIP CORPORATION

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Press Release	Source: VeriChip Corporation

Independent Study Concludes That Use of VeriChip for Access To Patient Records Significantly Decreases Emergency Care Charges
Use of VeriChip to Access Patient Records of Critically Ill Patients in Mass Casualty Scenario Decreased Emergency Care Charges by an average of $685.67 per patient
Access to electronic medical records (EMRs) could save the health care system billions of dollars annually
Tuesday, June 3, 2008; 8:00 AM EDT
DELRAY BEACH, FL.—(BUSINESS WIRE)—VeriChip Corporation (the “Company”) (NASDAQ:CHIP — News), a provider of radio frequency identification (RFID) systems for healthcare and patient-related needs, today announced the results of an independent study presented at the Society of Academic Emergency Medicine’s Annual Meeting. The study concluded that use of the VeriChip for access to patient medical history verification significantly decreased the emergency care charges among critically injured patients in a randomized, blinded, prospective mass casualty scenario.
The study discussed the benefits gained from providing health care workers with immediate access to patient medical records during a mass casualty scenario. The objective of the study was to evaluate the use of VeriChip for electronic medical record (EMR) access, and whether a patient implanted with the VeriChip would affect emergency charges in a prospective mass casualty exercise. The conclusions stated that use of the VeriChip for access to patient records significantly decreased the emergency care charges among critically injured patients in the mass casualty scenario, with a mean decrease in ordered charges of $685.67 per patient. Theoretically, this translates into over $15 billion in decreased emergency care charges annually for critically ill patients presenting in the emergency room. (Assumption = 4,600 U.S. Emergency Rooms x 5,000 Critically Ill Patients/Annum x $685.67 Avg. Savings/Patient). The study can be accessed at www.aemj.org (Academic Emergency Medicine Journal, Vol. 15, No.5, Supplement1, May 2008 pS99 number 241).
Scott R. Silverman, Chairman and CEO, commented on the results concluded in the study, “We are pleased about the positive outcome yielded in the results. This study adds to the body of evidence further validating that the VeriChip technology can lead to more efficient and effective patient care in a triage or emergency room setting.”
About VeriChip
VeriChip Corporation, headquartered in Delray Beach, Florida, develops, markets and sells RFID systems used to identify, locate and protect people and assets. VeriChip’s goal is to become the leading provider of RFID systems for people in the healthcare industry. The Company recently began marketing Health Link, a passive RFID system for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip cleared for medical use in October 2004 by the United States Food and Drug Administration.
For more information on VeriChip, please call 1-800-970-2447, or email info@verichipcorp.com. Additional information can be found online at http://www.verichipcorp.com.
Proxy Statement
The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the special meeting of stockholders to be called to approve the proposed sale of the outstanding capital stock of Xmark Corporation, a wholly-owned subsidiary of the Company (“Xmark”), to The Stanley Works (the “Xmark Transaction”) The proxy statement will contain important information about the Company, the transaction and related matters. Investors and stockholders are urged to read the proxy statement carefully when it is available. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from the Company by contacting Kay E. Langsford, at 1690 Congress Avenue, Suite 200, Delray Beach, Florida 33445.

Participants in the Solicitation
The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Xmark Transaction. Information regarding the executive officers and directors of the Company is included in its Form 10-K/A filed with the SEC on April 29, 2008. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC in connection with the proposed Xmark transaction.
Statements about the Company’s future expectations, including the benefits believed to be realized by the use of the VeriChip, the timing of distributing a proxy statement and holding a stockholder meeting, the closing of the Xmark transaction with Stanley and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company’s actual results could differ materially from expected results. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumption. Among the important factors that could actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy; our expectation that we will incur losses, on a consolidated basis, for the foreseeable future; the relative maturity in the United States and limited size of the markets for our infant protection and wander prevention systems and vibration monitoring instruments; the degree of success we have in leveraging our brand reputation, reseller network and end use customer base for our infant protection and wander prevention systems to gain inroads in the emerging market for asset/staff location and identification systems; the rate and extent of the U.S. healthcare industry’s adoption of RFID asset/staff location and identification systems; the relative degree of market acceptance of our zonal, or cell ID, active RFID systems compared to competing technologies, such as lower power Ultra Wide Band-based location technologies; uncertainty as to whether we will be able to increase our sales of infant protection and wander prevention systems outside of North America; our reliance on third-party dealers to successfully market and sell our products; uncertainty as to whether a market for our VeriMed system will develop and whether we will be able to generate more than a nominal level of revenue from the sale of these systems; and market acceptance of our VeriMed system, which will depend in large part on the future availability of insurance reimbursement for the VeriMed system microchip implant procedure from government and private insurers, and the timing of such reimbursement, if it, in fact, occurs, management’s ability to successfully satisfy the conditions to the closing of the Xmark transaction with Stanley, the ability of the Company to comply with its obligations under agreements governing indebtedness or obtain waivers from lenders in the event of non-compliance, the continued availability of liquidity and capital resources required to complete these transactions, particularly in the event that such transactions require more time than management anticipates, and other factors. Additional information about factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on March 28, 2008, as amended, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
For VeriChip Corporation, Delray Beach
Jay McKeage, 561-805-8041
jmckeage@verichipcorp.com
or
Investor Relations:
CEOcast, New York
Dan Schustack, 212-732-4300
dschustack@ceocast.com